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                                                                    EXHIBIT 10.2

                                LEASE EXTENSION
                                ---------------

     Agreement entered into as of the 29th day of July, 1999 by and between Gregory P. Shlopak and Paul M. Butman, Jr. as Trustees of PG Realty Trust (hereinafter "Landlord") and Cyrk, Inc. a Delaware corporation with its principal place of business located at 3 Pond Road, Gloucester, Massachusetts (hereinafter "Tenant");

     WHEREAS, by a lease agreement dated April 19, 1989, the Landlord leased certain premises at 3 Pond Road, Gloucester to the Tenant for a term of ten
(10) years (hereinafter the "Term"); and

     WHEREAS, the Term is about to expire and the Tenant wishes to hold over for a limited term, but not for another ten (10) year term;

     NOW, THEREFORE, it is agreed that:

1. The Term of the lease referred to in April 19, 1989 lease between the Landlord and the Tenant is extended by mutual agreement of the parties until 11:59 P.M. on April 30, 2000.

2. All current terms of the lease, to include, but in no way be limited to, those regarding the amount of rent, insurance, taxes and utilities shall remain in effect for the extended term and are ratified and confirmed by the parties.

     Executed this 29th day of July, 1999.


LANDLORD                                    CYRK, Inc.

By: /s/ Paul M. Butman, Jr.                 By: Dominic F. Mammola
   --------------------------------            ---------------------------------
   Paul M. Butman, Jr., Trustee                Dominic F. Mammola
                                               Executive Vice President & CFO


By: /s/ Gregory P. Shlopak
   ---------------------------------
   Gregory P. Shlopak, Trustee